Exhibit 99.1

The Middleby Corporation Reports Record Fourth Quarter Results

  Revenue of $1,032 million, a 19.1% increase year over year
  Diluted Earnings per share of $2.45 and adjusted net earnings per share of $2.57, an increase of 21.8% year over year
  Adjusted EBITDA of $234 million, a 21.0% increase year over year
  Profitability grew to an organic adjusted EBITDA margin of 23.8%
  Completed the acquisition of Escher, a complement to Middleby’s offerings in bakery innovation
  Completed the acquisition of Marco, expanding Middleby’s beverage dispensing solutions

ELGIN, Ill.--(BUSINESS WIRE)--February 21, 2023--The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice, food processing, and residential kitchen industries, today reported net earnings for the fourth quarter of 2022.

“We are pleased with the results delivered in the fourth quarter and proud of our accomplishments for the year. Our team made great progress in 2022 moving forward our strategic and operating initiatives. We are excited about the many industry-leading innovations we have introduced over the past year and the robust pipeline of products we are launching in 2023. The investments we are making to evolve our go-to-market initiatives are paying dividends, as we have expanded the capabilities of our sales teams, deepened the relationships with our channel partners, and increased our engagement with end-user customers. The meaningful capital investments we have made in our operations have positioned us for increased manufacturing capacity and expected improvements in production efficiencies. In 2022, we also continued to execute our long-standing acquisition strategy -- adding eight brands to our portfolio and many exciting products complementing our commercial, food-processing and residential businesses. We are confident our execution of these strategic initiatives is positioning us for long-term growth and progressing us toward the profitability targets we have established for each of our three industry-leading foodservice segments,” said Tim FitzGerald, CEO of The Middleby Corporation.

2022 Fourth Quarter Financial Results

  Net sales increased 19.1% in the fourth quarter over the comparative prior year period. Excluding the impacts of acquisitions and foreign exchange rates, sales increased 14.0% in the fourth quarter over the comparative prior year period, reflecting higher shipments as we realize benefits of investments to increase our production throughput.
  Organic net sales (a non-GAAP measure) increases were reported for all three segments due to improvements in market conditions and consumer demand in the fourth quarter of 2022. A reconciliation of reported net sales by segment is as follows:
	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Reported Net Sales Growth	19.2%	3.1%	45.2%	19.1%
Acquisitions	2.2%	16.4%	19.7%	8.2%
Foreign Exchange Rates	(2.4)%	(4.6)%	(3.5)%	(3.1)%
Organic Net Sales Growth (1) (2)	19.4%	(8.7)%	29.1%	14.0%
(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions and foreign exchange rates
(2) Totals may be impacted by rounding

  Foreign exchange losses were approximately $9.8 million in the fourth quarter, which negatively impacted adjusted earnings per share by $0.14.
  Adjusted EBITDA (a non-GAAP measure) was $233.5 million, in the fourth quarter of 2022, which includes $6.6 million of unfavorable translation impacts from changes in foreign exchange rates.

A reconciliation of organic adjusted EBITDA (a non-GAAP measure) by segment is as follows:

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company
Adjusted EBITDA	28.0%	14.2%	26.2%	22.6%
Acquisitions	(0.4)%	(1.7)%	(2.5)%	(1.2)%
Foreign Exchange Rates	0.1%	(0.3)%	(0.3)%	(0.1)%
Organic Adjusted EBITDA (1) (2)	28.3%	16.2%	29.0%	23.8%
(1) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates.
(2) Totals may be impacted by rounding
  Operating cash flows during the fourth quarter amounted to $159.1 million in comparison to $77.4 million in the prior year period. The total leverage ratio per our credit agreements was 3.0x. The trailing twelve month bank agreement pro-forma EBITDA was $889.6 million.
  Cash balances at the end of the quarter were $162.0 million. Net debt, defined as debt excluding the unamortized discount associated with the Convertible Notes less cash, at the end of the 2022 fiscal fourth quarter amounted to $2.6 billion as compared to $2.3 billion at the end of fiscal 2021. Debt increased $70 million related to recent business acquisitions. Additionally, our borrowing availability at the end of the fourth quarter was approximately $2.2 billion.

“We are excited to have completed the acquisitions of Escher Mixers and Marco Beverage Systems in the fourth quarter. Escher is a leading provider of innovative dough handling and mixing equipment, including automated and robotic solutions. Escher is a perfect complement to our current industrial bakery business, extending our product offering and expanding the integrated full-line solutions we can provide to our bakery customers,” said Tim FitzGerald. “The acquisition of Marco further expands our rapidly growing beverage offerings. Marco is an innovation leader in beverage solutions, including coffee brewers, cold brew dispense systems, and a variety of hot, cold and sparkling water dispensers. Marco’s touchless and in-counter dispense technology is in demand due to space, labor and ergonomic advantages.” concluded Mr. FitzGerald.

Conference Call

The company has scheduled a conference call to discuss the fourth quarter results at 11 a.m. Eastern/10 a.m. Central Time on February 21st. The conference call is accessible through the Investor Relations section of the company website at www.middleby.com. If website access is not available, attendees can join the conference by dialing (833) 630-1956 or (412) 317-1837 and ask to join the Middleby conference call. The conference call will be available for replay from the company’s website.

Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The Middleby Corporation is a global leader in the foodservice industry. The company develops and manufactures a broad line of solutions used in commercial foodservice, food processing, and residential kitchens. Supporting the company’s pursuit of the most sophisticated innovation, the state-of-the-art Middleby Innovation Kitchens showcases and demonstrates the most advanced Middleby solutions. In 2022 Middleby was named a World’s Best Employer by Forbes and is a proud philanthropic partner to organizations addressing food insecurity.

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Amounts in 000’s, Except Per Share Information) (Unaudited)

	Three Months Ended		Twelve Months Ended
	4th Qtr, 2022	4th Qtr, 2021	4th Qtr, 2022	4th Qtr, 2021
Net sales	$1,031,705	$866,416	$4,032,853	$3,250,792
Cost of sales	641,635	550,783	2,586,299	2,055,932

Gross profit	390,070	315,633	1,446,554	1,194,860

Selling, general and administrative expenses	200,477	171,954	797,234	667,976
Restructuring expenses	1,485	5,059	9,716	7,655
Merger termination fee	—	—	—	(110,000)
Gain on sale of plant	—	—	—	(763)
Income from operations	188,108	138,620	639,604	629,992

Interest expense and deferred financing amortization, net	26,414	13,676	88,977	57,157
Net periodic pension benefit (other than service costs & curtailment)	(10,437)	(10,798)	(42,681)	(45,066)
Other expense (income), net	10,415	(237)	28,893	(1,603)

Earnings before income taxes	161,716	135,979	564,415	619,504

Provision for income taxes	28,519	33,301	127,846	131,012

Net earnings	$133,197	$102,678	$436,569	$488,492

Net earnings per share:

Basic	$2.48	$1.86	$8.07	$8.85

Diluted	$2.45	$1.80	$7.95	$8.62

Weighted average number of shares

Basic	53,809	55,190	54,095	55,216

Diluted	54,388	57,084	54,947	56,665

THE MIDDLEBY CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in 000’s) (Unaudited)

	Dec 31, 2022	Jan 1, 2022
ASSETS

Cash and cash equivalents	$162,001	$180,362
Accounts receivable, net	631,134	577,142
Inventories, net	1,077,729	837,418
Prepaid expenses and other	125,640	92,269
Prepaid taxes	9,492	19,894
Total current assets	2,005,996	1,707,085

Property, plant and equipment, net	443,528	380,980
Goodwill	2,411,834	2,243,469
Other intangibles, net	1,794,232	1,875,377
Long-term deferred tax assets	6,738	33,194
Other assets	212,538	143,493

Total assets	$6,874,866	$6,383,598

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$45,583	$27,293
Accounts payable	271,374	304,740
Accrued expenses	671,327	582,855
Total current liabilities	988,284	914,888

Long-term debt	2,676,741	2,387,001
Long-term deferred tax liability	220,204	186,935
Accrued pension benefits	14,948	219,680
Other non-current liabilities	176,942	180,818

Stockholders' equity	2,797,747	2,494,276

Total liabilities and stockholders' equity	$6,874,866	$6,383,598

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Three Months Ended December 31, 2022
Net sales	$633,272	$216,068	$182,365	$1,031,705
Segment Operating Income	$159,024	$27,137	$40,589	$188,108
Operating Income % of net sales	25.1%	12.6%	22.3%	18.2%

Depreciation	6,855	4,325	1,730	13,011
Amortization	13,862	(3,072)	5,556	16,346
Restructuring expenses	(515)	2,215	(215)	1,485
Acquisition related adjustments	(1,814)	—	112	(1,307)
Charitable support to Ukraine	—	—	—	169
Stock compensation	—	—	—	15,727
Segment adjusted EBITDA (2)	$177,412	$30,605	$47,772	$233,539
Adjusted EBITDA % of net sales	28.0%	14.2%	26.2%	22.6%

Three Months Ended January 1, 2022
Net sales	$531,348	$209,494	$125,574	$866,416
Segment Operating Income	$111,332	$29,613	$26,366	$138,620
Operating Income % of net sales	21.0%	14.1%	21.0%	16.0%

Depreciation	6,235	3,535	1,596	11,501
Amortization	14,638	4,483	1,797	20,918
Restructuring expenses	4,036	1,023	—	5,059
Acquisition related adjustments	206	1,501	—	1,707
Stock compensation	—	—	—	15,195
Segment adjusted EBITDA	$136,447	$40,155	$29,759	$193,000
Adjusted EBITDA % of net sales	25.7%	19.2%	23.7%	22.3%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $22.3 million and $13.4 million for the three months ended December 31, 2022 and January 1, 2022, respectively.

(2) Foreign exchange rates negatively impacted Segment Adjusted EBITDA by approximately $6.6 million for the three months ended December 31, 2022.

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Residential Kitchen	Food Processing	Total Company (1)
Twelve Months Ended December 31, 2022
Net sales	$2,410,266	$1,048,122	$574,465	$4,032,853
Segment Operating Income	$549,764	$127,948	$106,231	$639,604
Operating Income % of net sales	22.8%	12.2%	18.5%	15.9%

Depreciation	24,432	13,596	5,912	44,619
Amortization	55,506	17,376	13,400	86,282
Restructuring expenses	2,419	5,107	2,190	9,716
Acquisition related adjustments	(3,070)	15,062	415	13,852
Charitable support to Ukraine	—	—	—	967
Stock compensation	—	—	—	58,368
Segment adjusted EBITDA (2)	$629,051	$179,089	$128,148	$853,408
Adjusted EBITDA % of net sales	26.1%	17.1%	22.3%	21.2%

Twelve Months Ended January 1, 2022
Net sales	$2,032,761	$737,285	$480,746	$3,250,792
Segment Operating Income	$423,121	$124,701	$94,414	$629,992
Operating Income % of net sales	20.8%	16.9%	19.6%	19.4%

Depreciation	23,814	12,655	5,601	42,681
Amortization	56,910	11,628	7,247	75,785
Restructuring expenses	5,422	1,857	376	7,655
Facility consolidation related expenses	993	—	—	993
Acquisition related adjustments	1,009	3,177	—	4,186
Merger termination fee, net deal costs	—	—	—	(90,285)
Stock compensation	—	—	—	42,330
Gain on sale of plant	(678)	(85)	—	(763)
Segment adjusted EBITDA	$510,591	$153,933	$107,638	$712,574
Adjusted EBITDA % of net sales	25.1%	20.9%	22.4%	21.9%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $82.9 million and $59.6 million for the twelve months ended December 31, 2022 and January 1, 2022, respectively.

(2) Foreign exchange rates negatively impacted Segment Adjusted EBITDA by approximately $20.4 million for the twelve months ended December 31, 2022.

THE MIDDLEBY CORPORATION NON-GAAP INFORMATION (UNAUDITED) (Amounts in 000’s, Except Percentages)

	Three Months Ended
	4th Qtr, 2022		4th Qtr, 2021
	$	Diluted per share	$	Diluted per share
Net earnings	$133,197	$2.45	$102,678	$1.80
Amortization (1)	18,132	0.33	23,070	0.40
Restructuring expenses	1,485	0.03	5,059	0.09
Acquisition related adjustments	(1,307)	(0.02)	1,707	0.03
Net periodic pension benefit (other than service costs & curtailment)	(10,437)	(0.19)	(10,798)	(0.19)
Charitable support to Ukraine	169	—	—	—
Income tax effect of pre-tax adjustments	(2,075)	(0.04)	(4,664)	(0.08)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.01	—	0.06
Adjusted net earnings	$139,164	$2.57	$117,052	$2.11

Diluted weighted average number of shares	54,388		57,084
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(320)		(1,718)
Adjusted diluted weighted average number of shares	54,068		55,366

	Twelve Months Ended
	4th Qtr, 2022		4th Qtr, 2021
	$	Diluted per share	$	Diluted per share
Net earnings	$436,569	$7.95	$488,492	$8.62
Amortization (1)	93,441	1.70	82,562	1.46
Restructuring expenses	9,716	0.18	7,655	0.14
Acquisition related adjustments	13,852	0.25	4,186	0.07
Facility consolidation related expenses	—	—	993	0.02
Net periodic pension benefit (other than service costs & curtailment)	(42,681)	(0.78)	(45,066)	(0.80)
Merger termination fee, net deal costs			(90,285)	(1.59)
Gain on sale of plant	—	—	(763)	(0.01)
Charitable support to Ukraine	967	0.02	—	—
Discrete tax adjustments	—	—	(18,900)	(0.33)
Income tax effect of pre-tax adjustments	(18,824)	(0.34)	9,854	0.17
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.12	—	0.19
Adjusted net earnings	$493,040	$9.10	$438,728	$7.94

Diluted weighted average number of shares	54,947		56,665
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(779)		(1,393)
Adjusted diluted weighted average number of shares	54,168		55,272

(1) Includes amortization of deferred financing costs and convertible notes issuance costs.

(2) Adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company's capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash.

	Three Months Ended		Twelve Months Ended
	4th Qtr, 2022	4th Qtr, 2021	4th Qtr, 2022	4th Qtr, 2021
Net Cash Flows Provided By (Used In):
Operating activities	$159,103	$77,359	$332,552	$423,399
Investing activities	(90,451)	(596,182)	(348,319)	(1,008,861)
Financing activities	(64,963)	448,428	7,631	502,789

Free Cash Flow
Cash flow from operating activities	$159,103	$77,359	$332,552	$423,399
Less: Capital expenditures, net of sale proceeds	(16,375)	(16,591)	(67,289)	(40,261)
Free cash flow	$142,728	$60,768	$265,263	$383,138

NON-GAAP FINANCIAL MEASURES

The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, non-GAAP adjusted segment EBITDA, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.

Contacts

Darcy Bretz, Investor and Public Relations, (847) 429-7756
Bryan Mittelman, Chief Financial Officer, (847) 429-7715